Consent of Independent Registered Public Accounting Firm

The Board of Directors Jackson National Life Insurance Company and Contract Owners Jackson Sage Variable Annuity Account A:

We consent to the use of our report on the consolidated financial statements of Jackson National Life Insurance Company as of December 31, 2011 and 2010 and for each of the years in the three year period ending December 31, 2011 dated March 5, 2012, included herein and to the reference to our firm as "Experts" in the Statement of Additional Information, as part of the Form N-4 Registration Statement of Jackson Sage Variable Annuity Account A.

KPMG LLP

Chicago, Illinois
December 27, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of Jackson Sage Variable Annuity Account A -Plus – No Recap (formerly The Sage Variable Annuity Account A) ("the Registrant") of our reports dated April 23, 2012 and April 20, 2012 relating to the statutory-basis financial statements of Jackson National Life Insurance Company (formerly Reassure America Life Insurance Company) and US GAAP financial statements of the Registrant, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
December 28, 2012

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us